Exhibit 10.2

EXECUTION VERSION

FIRST LIEN INTERCREDITOR AGREEMENT

among

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.,

as Borrower

AND

THE OTHER SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY

HERETO

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent for the Credit Agreement Secured Parties,

U.S. BANK NATIONAL ASSOCIATION,

as Notes Collateral Agent, as the Additional Collateral Agent and as the Notes Trustee

and

each additional Authorized Representative from time to time party hereto dated as of August 23, 2019

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of August 23, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company” or the “Borrower”), the other Grantors from time to time party hereto and Deutsche Bank AG New York Branch, as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), Deutsche Bank AG New York Branch, as Administrative Agent and Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), U.S. Bank National Association, in its capacity as “Notes Collateral Agent” under the Indenture (as defined below), as the Additional Collateral Agent (as defined below) (in such capacity, the “Notes Collateral Agent”), U.S. Bank National Association, in its capacity as “Trustee” under the Indenture, as Authorized Representative for the Notes Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Trustee”), and each additional Authorized Representative from time to time party hereto for the other Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Credit Agreement Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Notes Trustee (for itself and on behalf of the Notes Secured Parties), the Notes Collateral Agent and each additional Authorized Representative (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01     Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement, dated as of the date hereof, among the Credit Agreement Collateral Agent, the Notes Collateral Agent, Deutsche Bank AG New York Branch, as administrative agent and collateral agent under the ABL Credit Agreement, and the representatives for purposes thereof for holders of one or more other classes of Indebtedness, the Borrower and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

“ABL Priority Collateral” has the meaning set forth in the ABL Intercreditor Agreement.

“ABL Secured Party” has the meaning set forth in the ABL Intercreditor Agreement.

“Additional Collateral Agent” means the Collateral Agent for the Series of Additional Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Obligations.

“Additional Documents” means, with respect to the Notes Obligations or any Series of Additional Senior Class Debt, the notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Notes Documents and the Additional Security Documents and each other agreement entered into for the purpose of securing the Notes Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Notes Obligations) has been designated as Additional Obligations pursuant to Section 5.13 hereto.

“Additional Obligations” means all amounts owing to any Additional Secured Party (including the Notes Secured Parties) pursuant to the terms of any Additional Document (including the Notes Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional Document, whether or not such interest and fees are an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages, letter of credit commissions, and other liabilities, and Guarantees of the foregoing amounts. For the avoidance of doubt, Additional Obligations shall include the Notes Obligations.

“Additional Secured Party” means the holders of any Additional Obligations and any Authorized Representative with respect thereto, and shall include the Notes Secured Parties.

“Additional Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Additional Obligations.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement.”

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 5.16.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-

Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Additional Collateral Agent.

“Applicable Creditor” has the meaning assigned to such term in Section 5.16.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Notes Obligations or the Notes Secured Parties, the Notes Trustee, and (iii) in the case of any other Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Notes Obligations, the Notes Collateral Agent and (iii) in the case of the Additional Obligations, the Additional Collateral Agent.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of August 23, 2019, among the Borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”), and the other parties thereto, as amended, restated, amended and restated, extended, refinanced, replaced, supplemented or otherwise modified from time to time.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement Collateral Documents” means the Security Agreement, the other Collateral Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Credit Agreement Security Agreement” means the Security Agreement (as defined in the Credit Agreement), as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Obligations, the date on which such Series of Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the date on which the Credit Agreement Obligations are no longer secured by Liens on such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Obligations secured by such Shared Collateral under an Additional Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) or by the Borrower, in each case, to the Additional Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Grantors” means the Borrower and each Subsidiary Guarantor which has granted, pledged or charged a security interest pursuant to any Security Document to secure any Series of Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Indenture” mean that certain Indenture, dated as of August 23, 2019, among the Company, the Guarantors identified therein and U.S. Bank National Association, as trustee and as notes collateral agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1)    any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement in the form of Annex II hereto required to be delivered by an Authorized Representative to each Collateral Agent and each Authorized Representative pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Obligations and add Additional Secured Parties hereunder.

“Judgment Currency” has the meaning assigned to such term in Section 5.16.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, assignment by way of security, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” has the meaning assigned to such term in the Credit Agreement.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Document; provided that, such Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) shall be continuing at the end of such 180-day period; provided, further that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral (other than ABL Priority Collateral with respect to which the Administrative Agent or Credit Agreement Collateral Agent is prohibited by the terms of the ABL Intercreditor Agreement from taking such enforcement action against) or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Notes Documents” means the Indenture, the debt securities issued pursuant thereto, the Notes Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Notes Obligations.

“Notes Obligations” means the “Secured Obligations” as such term is defined in the Notes Security Agreement.

“Notes Secured Parties” means the Additional Collateral Agent, the Notes Trustee, the Notes Collateral Agent and the holders of the Notes Obligations issued pursuant to the Indenture.

“Notes Security Agreement” means the Notes Security Agreement, dated as of the date hereof, among the Company, the Notes Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Notes Security Documents” means the Notes Security Agreement and each other agreement entered into in favor of the Notes Collateral Agent for the purpose of securing any Notes Obligations.

“Notes Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” has the meaning assigned to such term in the Credit Agreement.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document, (ii) each Notes Document, and (iii) each Additional Document.

“Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Notes Secured Parties and (iii) the Additional Secured Parties with respect to each Series of Additional Obligations.

“Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents, (ii) the Notes Security Documents and (iii) the Additional Security Documents.

“Series” means (a) with respect to the Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Notes Secured Parties (in their capacities as such), and (iii) the Additional Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Secured Parties) and (b) with respect to any Obligations, each of (i) the Credit Agreement Obligations, (ii) the Notes Obligations, and (iii) the Additional Obligations incurred pursuant to any Additional Document, which pursuant to any Joinder Agreement are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 1.02     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vi) the term “or” is not exclusive.

SECTION 1.03     Impairments. It is the intention of the Secured Parties of each Series that the holders of Obligations of such Series (and not the Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (y) any of the Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations but junior to the security interest of any other Series of Obligations or (ii) the existence of any Collateral for any other Series of Obligations that is not Shared Collateral (any such condition referred to in the foregoing clause (i) or (ii) with respect to any Series of Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Mortgaged Property (as defined in the Credit Agreement) which applies to all Obligations shall not be deemed to be an Impairment of any Series of Obligations. In the event of any Impairment with respect to any Series of Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Obligations, and the rights of the holders of such Series of Obligations (including, without limitation, the right to receive distributions in respect of such Series of Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Obligations subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Obligations or the Security Documents governing such Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01     Priority of Claims.

(a)    Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent or any Secured Party is taking action to enforce rights or remedies in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor or any Secured Party receives any payment pursuant to the ABL Intercreditor Agreement or any other intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Secured Party on account of such enforcement rights or remedies or received by the Applicable Collateral Agent or any Secured Party pursuant to such ABL Intercreditor Agreement or any other such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution or payment (subject, in the case of any such distribution, payment or proceeds to the sentence immediately following) to which the Obligations are entitled under the ABL Intercreditor Agreement or any other intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”) shall be applied, subject to the ABL Intercreditor Agreement, (i) FIRST, to the payment of all amounts owing to each Collateral Agent and each Authorized Representative (in its capacity as such) on a ratable basis pursuant to the terms of any

Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; provided, that following the commencement of any Insolvency or Liquidation Proceeding with respect to the Borrower or any other Grantor, solely for purposes of this Section 2.01(a) and not any other documents governing Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of Obligations of each Series of Obligations shall include only the maximum amount of Post-Petition Interest allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceedings; and (iii) THIRD, after payment of all Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of the Section 2.01(a), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 2.01(a), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral upon which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(b)    It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority.

(d)    Notwithstanding anything in this Agreement or any other Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Credit Agreement Collateral Agent

pursuant to Section 1.08(b), 2.03(f), 2.12(g) or 2.16 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02     Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)    Only the Applicable Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, no Additional Secured Party shall, or shall instruct any Collateral Agent to, and neither the Additional Collateral Agent nor any other Collateral Agent that is not the Applicable Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral), whether under any Additional Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents (or any Person authorized by it), shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b)    With respect to any Shared Collateral at any time when the Additional Collateral Agent is the Applicable Collateral Agent, (i) the Applicable Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to the ABL Intercreditor Agreement or any other intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

(c)    Notwithstanding the equal priority of the Liens securing each Series of Obligations, the Applicable Collateral Agent (in the case of the Additional Collateral Agent, acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d)    Each of the Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Secured Parties on all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03     No Interference; Payment Over.

(a)    Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement or the ABL Intercreditor Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to the ABL Intercreditor Agreement or any other intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Applicable Collateral Agent or any other Secured Party to enforce this Agreement.

(b)    Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to the ABL Intercreditor Agreement or any other intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04     Automatic Release of Liens.

(a)    If at any time the Applicable Authorized Representative or Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b)    Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

(c)    Each Authorized Representative and each Collateral Agent agrees to release, and to execute and deliver all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release, of ABL Priority Collateral as required by the ABL Intercreditor Agreement and shall amend any Security Document as required by the ABL Intercreditor Agreement, in each case, at the sole cost and expense of the Grantors.

SECTION 2.05     Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)    This Agreement shall continue in full force and effect notwithstanding the commencement and continuance of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

(b)    If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP

Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will not raise, join or support any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Authorized Representative of any Controlling Secured Party with respect to such Shared Collateral shall then oppose or object (or join in any objection) to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or their Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06     Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference or other avoidance action under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.

SECTION 2.07     Insurance. As between the Secured Parties, the Applicable Collateral Agent (and in the case of the Additional Collateral Agent, acting at the direction of the Applicable Authorized Representative) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08     Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of, any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09     Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)    The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Credit Agreement Collateral Agent shall promptly deliver all Possessory Collateral to the Additional Collateral Agent together with any necessary endorsements (or otherwise allow the Additional Collateral Agent to obtain control of such Possessory Collateral). The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct or gross negligence.

(b)    The Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)    The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties thereon.

SECTION 2.10     Amendments to Security Documents.

(a)    Without the prior written consent of the Credit Agreement Collateral Agent, the Additional Collateral Agent agrees that no Additional Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)    Without the prior written consent of the Additional Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c)    In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Borrower.

SECTION 2.11     ABL Intercreditor Agreement. Each Authorized Representative, on behalf of itself and the relevant Secured Parties acknowledges and agrees that:

(a)    the ABL Intercreditor Agreement shall govern the relationship between the Secured Parties collectively, and the ABL Secured Parties;

(b)    certain Collateral intended to secure the Obligations shall be the subject of a Lien granted to the ABL Agent for the benefit of the ABL Secured Parties; and

(c)    each Collateral Agent shall be bound by the terms of the ABL Intercreditor Agreement, the terms of which are ratified and approved by the applicable Secured Parties in all respects, and ABL Priority Collateral may be released in accordance with and upon the terms of the ABL Intercreditor Agreement.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01     Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01     Authority.

(a)    Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01.

(b)    In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, as applicable, pursuant to which the Applicable Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each

Authorized Representative representing holders of Obligations for which such Collateral constitutes Shared Collateral.

SECTION 4.02     Rights as a Secured Party.

The Person serving as the Applicable Authorized Representative and/or Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Applicable Authorized Representative and/or Applicable Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Notes Secured Party,” “Notes Secured Parties,” “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Authorized Representative and/or Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may but is not required to accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Authorized Representative hereunder and without any duty to account therefor to any other Secured Party.

SECTION 4.03.     Exculpatory Provisions. The Applicable Authorized Representative and each Applicable Collateral Agent shall not have any duties or obligations except those expressly set forth herein, in the ABL Intercreditor Agreement and, with respect to the Additional Collateral Agent, in the Indenture (subject in each case to the benefits, immunities, indemnities, privileges, protections and rights of such Additional Collateral Agent pursuant to the Indenture). Without limiting the generality of the foregoing, the Applicable Authorized Representative and each Applicable Collateral Agent:

(i)    shall not be subject to any fiduciary duties and/or any implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers; provided that the Applicable Authorized Representative and each Applicable Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Authorized Representative to liability or that is contrary to this Agreement or applicable law;

(iii)    shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Authorized Representative and/or Applicable Collateral Agent or any of its Affiliates in any capacity;

(iv)    shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment or (2) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Applicable Authorized Representative and each Applicable Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until written notice describing such Event of Default and referencing applicable agreement is given to the Applicable Authorized Representative and Applicable Collateral Agent at its address as provided in Section 5.01;

(v)    shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document, (2) the contents of any certificate, opinion, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents (including the preparation or filing of financing statements), (5) the value or the sufficiency of any Collateral for any Series of Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to such Applicable Authorized Representative or Applicable Collateral Agent; and

(vi)    need not segregate money held hereunder from other funds except to the extent required by law. The Applicable Authorized Representative and each Applicable Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

SECTION 4.04. Collateral and Guaranty Matters. Each of the Secured Parties irrevocably authorizes the applicable Collateral Agent to release any Lien on any property granted to or held by such Collateral Agent under any Security Document in accordance with Section 2.04.

SECTION 4.05. Delegation of Duties. The Applicable Authorized Representative and/or the Applicable Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents appointed by the Applicable Authorized Representative and/or Applicable Collateral Agent, and such Applicable Authorized Representative or Applicable Collateral Agent shall not be responsible to any other Secured Party for any misconduct or negligence on the part of such sub-agent appointed with due care. The Applicable Authorized Representative and/or Applicable Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Applicable Authorized Representative and/or Applicable Collateral Agent and any such sub-agent; provided, however that in no event shall any Applicable Authorized Representative or Applicable

Collateral Agent be responsible or liable to any other Secured Party for any misconduct or negligence on the part of any such sub-agent appointed with due care.

SECTION 4.06. Instruction Required. Any action hereunder on the part of any Additional Collateral Agent to be exercised or performed shall only be exercised or performed if the Additional Collateral Agent receives instructions from the applicable Additional Secured Parties in accordance with and subject to the terms of the Indenture.

No Additional Collateral Agent shall be under any obligation to exercise any of the rights or powers vested in it by the Indenture or this Agreement at the request or direction of any of the applicable Secured Parties pursuant to this Agreement or the Indenture, unless the applicable Secured Parties shall have offered to such Collateral Agent security or indemnity satisfactory to such Additional Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

ARTICLE V

Miscellaneous

SECTION 5.01     Notices. All notices and other communications provided for herein (including, but not limited to, all the direction and instructions to be provided to the Applicable Authorized Representative and/or Applicable Collateral Agent herein by the Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)    if to the Credit Agreement Collateral Agent or the Administrative Agent, to it at Deutsche Bank AG New York Branch, 60 Wall Street, 2nd Floor, New York, NY 10005, Attention of Joshua Klinger (Tel No. 212-250-9482) (e-mail: joshua.klinger@db.com);

(b)    if to the Additional Collateral Agent, to it at Deutsche Bank AG New York Branch, 60 Wall Street, 2nd Floor, New York, NY 10005, Attention of Marguerite Sutton (Tel No. 212-250-1507) (e-mail: james.valenti@db.com);

(c)    if to the Notes Trustee or Notes Collateral Agent, to it at U.S. Bank National Association, 333 Commerce Street, Suite 800 Nashville, Tennessee 37201, Attention of Wally Jones (Fax No. 615-251-0737) (e-mail: wally.jones@usbank.com);

(d)    if to any other additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement; and

(e)    if to the Borrower and/or any of the Grantors, to the applicable party at Clear Channel Outdoor Holdings, Inc., 4830 N Loop 1604 W, Suite 111, San Antonio, Texas, 78249, Attention: Brian Coleman, Facsimile No. 210-540-6033 (e-mail: BrianColeman@clearchannel.com).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

SECTION 5.02     Waivers; Amendment; Joinder Agreements.

(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

(c)    Notwithstanding the foregoing, without the consent of any Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Secured Parties and Additional Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional Security Documents applicable thereto.

(d)    Notwithstanding the foregoing, without the consent of any other Authorized Representative or Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 5.03     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of which are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05     Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 5.06     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.08     Submission to Jurisdiction Waivers; Consent to Service of Process. Each party hereto, on behalf of itself and, as applicable, the Secured Parties of the Series for which it is acting, irrevocably and unconditionally:

(a)    submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the Credit Agreement Collateral Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement and/or the Credit Agreement Collateral Documents shall affect any right that any representative may otherwise have to bring any action or proceeding relating to any Loan Document against any Guarantor or its respective properties in the courts of any jurisdiction;

(b)    waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and/or the Credit Agreement Collateral Documents in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d)    as it relates to any Grantor, such Grantor designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Borrower hereby accepts such designation and appointment; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.09 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 5.10     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11     Conflicts.

(a)    In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

(b)    The parties hereto acknowledge, authorize and consent to the entry by each Collateral Agent acting on behalf of the relevant Secured Parties that are or shall be secured by a Lien on ABL Priority Collateral into the ABL Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the ABL Intercreditor Agreement with respect to the ABL Priority Collateral, the provisions of the ABL Intercreditor Agreement shall govern and control.

SECTION 5.12     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Borrower, any other Grantor or any creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement, and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Notwithstanding anything in this Agreement to the contrary (other than Section 2.04, 2.05, 2.08, 2.09 or Article V), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Security Document, or permit the Borrower or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Security Document or (b) obligate the Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Security Document. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13     Additional Senior Debt. To the extent, but only to the extent, permitted by the provisions of the Secured Credit Documents, the Borrower may incur additional indebtedness after the date hereof that is permitted by the Secured Credit Documents to be incurred and secured on an equal and ratable basis by the Liens securing the Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Authorized Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement,

(i)    such Additional Senior Class Debt Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(ii)    the Borrower shall have (x) delivered to each Collateral Agent true and complete copies of each of the Additional Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower, and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional Obligations and the initial aggregate principal amount or face amount thereof;

(iii)    all filings, recordations and/or amendments or supplements to the Security Documents necessary or desirable in the reasonable judgment of the Additional Collateral Agent for such Additional Senior Class Debt to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of such Additional Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments shall have been taken in the reasonable judgment of such Additional Collateral Agent); and

(iv)    the Additional Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an Additional Senior Class Debt Representative and each Grantor in accordance with this Section 5.13, the Additional Collateral Agent will continue to act in its capacity as Additional Collateral Agent in respect of the then existing Authorized Representatives (other than the Administrative Agent) and such additional Authorized Representative.

SECTION 5.14     Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, Deutsche Bank AG New York Branch is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional Security Documents, U.S. Bank National Association is acting in the capacity of Notes Trustee and Notes Collateral Agent solely for the Notes Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent, the Notes Trustee or the Notes Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents. Each of the Administrative Agent, the Credit Agreement Collateral Agent, the Notes Collateral Agent, the Notes Trustee and each Additional Collateral Agent and Additional Authorized Representative shall be entitled to the rights, privileges, immunities and indemnities granted to it, respectively, under its applicable Secured Credit Documents.

SECTION 5.15     Integration. This Agreement together with the other Secured Credit Documents and the Security Documents represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent or any other

Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Security Documents.

SECTION 5.16     Conversion of Currencies.

(a)    If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)    The obligations of the Borrower or other Grantor in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower and other Grantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor in the Agreement Currency, the Applicable Creditor shall refund the amount of such excess to the Borrower or such Grantor, as applicable. The obligations of the parties contained in this Section 5.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH,
as Credit Agreement Collateral Agent

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,
as Authorized Representative for the Credit
Agreement Secured Parties

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
solely in its capacity as Notes Collateral Agent under the Indenture, as Additional Collateral Agent

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
solely in its capacity as Notes Trustee, as Additional Authorized Representative

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Brian D. Coleman
Name: Brian D. Coleman
Title: Treasurer

1567 MEDIA LLC

CCOI HOLDCO III, LLC

CCOI HOLDCO PARENT I, LLC

CCOI HOLDCO PARENT II, LLC

CLEAR CHANNEL ADSHEL, INC.

CLEAR CHANNEL ELECTRICAL SERVICES, LLC

CLEAR CHANNEL IP, LLC

CLEAR CHANNEL METRA, LLC

CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA

CLEAR CHANNEL OUTDOOR, LLC.

CLEAR CHANNEL SPECTACOLOR, LLC

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

EXCEPTIONAL OUTDOOR, INC.

GET OUTDOORS FLORIDA, LLC

IN-TER-SPACE SERVICES, INC.

OUTDOOR MANAGEMENT SERVICES, INC.

UNIVERSAL OUTDOOR, INC.

By:	/s/ Brian D. Coleman
Name: Brian D. Coleman
Title: Treasurer

ANNEX I

Grantors

1567 Media LLC
CCOI Holdco III, LLC
CCOI Holdco Parent I, LLC
CCOI Holdco Parent II, LLC
Clear Channel Adshel, Inc.
Clear Channel Electrical Services, LLC
Clear Channel IP, LLC
Clear Channel Metra, LLC
Clear Channel Outdoor Holdings Company Canada
Clear Channel Outdoor, LLC.
Clear Channel Spectacolor, LLC
Clear Channel Worldwide Holdings, Inc.
Exceptional Outdoor, Inc.
Get Outdoors Florida, LLC
IN-TER-SPACE Services, Inc.
Outdoor Management Services, Inc.
Universal Outdoor, Inc.

Annex I-1

ANNEX II

[FORM OF] JOINDER NO. [                ] dated as of [                    ], 20[    ] to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of August 23, 2019 (the “Intercreditor Agreement”), (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company” or the “Borrower”), the other Grantors from time to time party thereto and Deutsche Bank AG New York Branch, as collateral agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), Deutsche Bank AG New York Branch, as Administrative Agent and Authorized Representative for the Credit Agreement Secured Parties, the Additional Collateral Agent, U.S. Bank National Association, as Notes Collateral Agent, as the Additional Collateral Agent, U.S. Bank National Association, as Notes Trustee, as Authorized Representative for the Notes Secured Parties and each additional Authorized Representative from time to time party thereto.

A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.    As a condition to the ability of the Borrower to incur Additional Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by the Intercreditor Agreement. Section 5.13 of the Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the Intercreditor Agreement, upon the execution and delivery by the Additional Senior Class Debt Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement and the Security Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1.    In accordance with Section 5.13 of the Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Additional Secured Parties. Each reference to an “Authorized Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

Annex II-1

SECTION 2.    The New Representative represents and warrants to each Collateral Agent, each Authorized Representative and the other Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe new debt facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (iii) the Additional Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Additional Secured Parties.

SECTION 3.    This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.    Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5.    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.    In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.

SECTION 8.    The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Credit Documents.

Annex II-2

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

Annex II-3

Acknowledged by:

[GRANTORS][1]

By:
Name:
Title:

THE OTHER GRANTORS LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

[1]	To conform with Credit Agreement.

Annex II-4

Schedule I to the

Supplement to the

First Lien Intercreditor Agreement

Grantors